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                                                                   EXHIBIT 10.23


                            BANK UNITED OF TEXAS FSB

                      DIRECTORS SUPPLEMENTAL SAVINGS PLAN

                            Effective August 1, 1995
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                               TABLE OF CONTENTS

ARTICLE I. PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      2.1     Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      2.2     Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      2.3     Annual Deferral Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . 1
      2.4     Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      2.5     Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      2.6     Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      2.7     Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.8     Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.9     Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.10    Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.11    Compensation Deferral Amount  . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.12    Credited Income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.13    Deferral Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.14    Deferral Payment Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      2.15    Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      2.16    Entry Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      2.17    Outside Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      2.18    Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      2.19    Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      2.20    Plan Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III. ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . 3
      3.1     Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      3.2     Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE IV. DEFERRAL AMOUNTS, DEFERRAL ELECTIONS  . . . . . . . . . . . . . . . . . . . . . 4
      4.1     Compensation Deferral Election  . . . . . . . . . . . . . . . . . . . . . . . 4
      4.2     Deferral Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE V. PAYMENT OF BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      5.1     Time of Payment of Deferral Amounts   . . . . . . . . . . . . . . . . . . . . 5
      5.2     Form of Payment of Deferral Amounts   . . . . . . . . . . . . . . . . . . . . 5
      5.3     Distribution for Unforseen Emergency  . . . . . . . . . . . . . . . . . . . . 5
      5.4     Death Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      5.5     Withholding of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


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
ARTICLE VI. ACCOUNTS; CREDITED INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      6.1     Participant Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      6.2     Crediting of Assumed Income   . . . . . . . . . . . . . . . . . . . . . . . . 6
      6.3     Nature of Account Entries   . . . . . . . . . . . . . . . . . . . . . . . . . 7
      6.4     Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      6.5     Account Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VII. ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      7.1     Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      7.2     Rules; Claims for Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . 8
      7.3     Finality of Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . 8
      7.4     Mediation and Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VIII. FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IX. AMENDMENT; TERMINATION; MERGER  . . . . . . . . . . . . . . . . . . . . . . . . 9
      9.1     Amendment and Termination   . . . . . . . . . . . . . . . . . . . . . . . . . 9
      9.2     Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      9.3     Automatic Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      9.4     Receipt and Release   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE X. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.1    Beneficiary Designation   . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.2    Effect on Other Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.3    Nontransferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.4    Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.5    Plan Not a Service Contract   . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.6    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.7    Gender, Tense and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.8    Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12





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                               ARTICLE I. PURPOSE

      The Company has adopted the Plan set forth herein to provide a means by which its Outside Directors may elect to defer receipt of designated percentages or amounts of their Compensation from the Company. The Plan does not cover any employees and thus is not subject to the Employee Retirement Income Security Act of 1974.

                            ARTICLE II. DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 ACCOUNT means the recordkeeping account or accounts that are maintained under the name of a Participant to account for any Deferral Amounts and any Credited Income thereon, which may be credited to such accounts from time-to-time.

2.2   ADMINISTRATOR means the Company as the Plan Administrator.

2.3 ANNUAL DEFERRAL AGREEMENT means an instrument in form satisfactory to the Committee used by Participants and administered by the Committee to designate Deferral Amounts on a Plan Year basis.

2.4 BENEFICIARY means the person, persons, or trust designated by a Participant as provided in Section 10.1.

2.5   BOARD OF DIRECTORS means the Board of Directors of the Company.

2.6 CHANGE OF CONTROL A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

      (a) The date any entity (other than the Company's direct or indirect parent corporations or entities ("Company's Parent") as of the Effective Date) or person (including a "group" as defined in
              Section 13(d)(3) of the Securities Exchange Act of 1934 regardless of whether the Company is publicly traded) shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding common shares of the Company;

      (b) The date the shareholders of the Company or the Company's Parent approve a definitive agreement (i) to merge or consolidate the Company or the Company's Parent with or into another corporation, in which the Company or the Company's Parent is not the continuing or surviving corporation or pursuant to which any common shares of the Company or the Company's Parent would be converted into cash, securities or other property of another corporation, other than a merger of the Company or the Company's Parent in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company or the Company's Parent;

      (c) The date that Hyperion Partners L.P. shall, for any reason, cease to control directly or indirectly fifty percent (50%) or more of the voting shares of the Company; or

      (d) Any other date on which the Board of Directors determines, in its sole and absolute discretion, that a Change of Control for purposes of the Plan has occurred.

2.7 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.8 COMMITTEE means the committee of individuals selected by the Board of Directors to oversee the day-to-day administration of the Plan and to make determinations, as more fully set forth in Article VII.

2.9   COMPANY means Bank United of Texas FSB.

2.10 COMPENSATION means any directors' fees and meeting fees payable by the Company that are earned by the Outside Director during a Plan Year.

2.11 COMPENSATION DEFERRAL AMOUNT means that portion, in whole percentage or dollar terms, of an Outside Director's Compensation that he or she has elected to defer, as provided in Section 4.1.

2.12 CREDITED INCOME means the assumed earnings credited to a Participant's Account, as provided in Section 6.2.

2.13 DEFERRAL AMOUNTS means either Compensation Deferral Amounts as more fully described in Article IV.

2.14 DEFERRAL PAYMENT DATE means the payment date, as specified by a Participant on the Participant's Annual Deferral Agreement, on which he or she elects to have paid the amount which was deferred pursuant to such Annual Deferral Agreement. Deferral amounts may not be deferred to a Deferral Payment Date





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      which is less than one full Plan Year from the year of deferral unless otherwise authorized by the Committee.

2.15 EFFECTIVE DATE means August 1, 1995, the date as of which the Plan first becomes effective.

2.16  ENTRY DATE means the first day of each Plan Year.

2.17 OUTSIDE DIRECTOR means a current member of the Board of Directors who is not an employee of the Company or any entity affiliated with the Company pursuant to Sections 414(b) and 414(c) of the Code, except that in applying such Code sections, 50 percent shall be substituted for 80 percent. The Outside Directors are considered independent contractors for tax purposes.

2.18 PARTICIPANT means an Outside Director who has elected, under the terms and conditions of the Plan, to enter into an Annual Deferral Agreement to defer his or her receipt of all or a portion of his or her Compensation for the Plan Year.

2.19 PLAN means the Bank United of Texas FSB Directors Supplemental Savings Plan as set forth herein, and as it may be amended from time to time.

2.20 PLAN YEAR means the 12-month period beginning each January 1 and ending December 31 of such year; provided, however, the first Plan Year shall be a short year commencing on August 1, 1995 and ending December 31, 1995.

                   ARTICLE III. ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. The Committee shall provide each Outside Director the opportunity to make the elections provided for under Article IV. Such notice shall be given at such time and in such manner as the Committee may determine from time to time, and shall advise the Outside Director of the time and manner for filing his or her Annual Deferral Agreement.

3.2   PARTICIPATION.

      (a) IN GENERAL. An Outside Director shall become a Participant as of the first day of the Plan Year immediately following the year during which the Committee receives his or her Annual Deferral Agreement pursuant to Article IV (for the first Plan Year, Outside Directors may become Participants as of August 1, 1995), provided that their Annual Deferral Agreements are received before such date.





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      (b)     CESSATION OF STATUS AS OUTSIDE DIRECTOR. If an Outside Director
              with an Annual Deferral Agreement in effect for a particular Plan Year ceases to be an Outside Director during such Plan Year, his or her election with respect to a Deferral Amount shall terminate effective for Compensation earned after the date on which he or she ceases to be an Outside Director. The provisions in the immediately preceding sentence relate only to the discontinuance of Deferral Amounts for the remainder of the Plan Year in which the Outside Director ceases to be an Outside Director. Amount credited to such Participant's Account under any deferral election prior to its discontinuance shall be payable pursuant to the terms of the Annual Deferral Agreement.

                ARTICLE IV. DEFERRAL AMOUNTS, DEFERRAL ELECTIONS

4.1   COMPENSATION DEFERRAL ELECTION.

      (a) COMPENSATION DEFERRAL AMOUNT. An Outside Director may elect to defer up to one hundred percent (100%), in whole percentage or dollar terms, of his or her Compensation.

      (b) ELECTION OF COMPENSATION DEFERRAL AMOUNT. To make an effective deferral election of a Compensation Deferral Amount for a Plan Year, the Outside Director must file an Annual Deferral Agreement with the Committee in accord with such rules as are set by the Committee, but in no event later than the last business day immediately preceding the Plan Year for which the election is effective. Each such election shall be made with respect to a specific Plan Year and all Compensation applicable to the Outside Director which is earned within such Plan Year. A deferral election filed for a Plan Year shall only be effective for such Plan Year. As prescribed by the Committee on the Annual Deferral Agreement form, the Outside Director may make separate deferral elections with respect to his or her directors' fees and meeting fees which comprise his Compensation for the Plan Year.

4.2   DEFERRAL ELECTIONS. All Deferral Amount elections, as provided under
      Section 4.1, shall be made on such Annual Deferral Agreements as are prescribed by the Committee. Each election form shall specify the nature of the Deferral Amount, in whole percentage or dollar terms, the Beneficiary or Beneficiaries to receive any death benefit applicable to the subject amount, as provided in Section 5.4 and the Deferral Payment Date on which payment is to be made by the Company with respect to such Deferral Amount. All such Deferral Amount elections shall become irrevocable for the subject Plan Year once the Plan Year has commenced. An Outside Director may change or revoke his or





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      her Compensation Deferral election under Section 4.1 pursuant to such rules as are set by the Committee, but in no event may any such election be amended or revoked after the last business day immediately preceding the Plan Year for which the election is effective.

                         ARTICLE V. PAYMENT OF BENEFITS

5.1 TIME OF PAYMENT OF DEFERRAL AMOUNTS. On each Annual Deferral Agreement filed by a Participant, such Participant shall specify the Deferral Payment Date on which benefit payments under the Plan are to be made with respect to the Deferral Amount covered by such Annual Deferral Agreement, provided that such date is not in the Plan Year which immediately follows the year of deferral. Notwithstanding the immediately preceding sentence, in the event that the Participant ceases to be an Outside Director for whatever reason, the Deferral Payment Date shall be such date (as determined by the Committee) which is within 60 days following the date that the Participant ceased to be an Outside Director.

5.2 FORM OF PAYMENT OF DEFERRAL AMOUNTS. The form of payment for all Deferral Amounts shall be a single lump sum payment.

5.3 DISTRIBUTION FOR UNFORSEEN EMERGENCY. If a Participant suffers an unforseen emergency, as defined below, the Committee, in its sole and absolute discretion, may pay to the Participant only that portion, if any, of amounts credited to his or her Account which the Committee determines is necessary to satisfy the emergency need, including any amount necessary to pay any federal, state or local taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Committee and shall provide such information as the Committee may require.

      For purposes of this section, "unforeseen emergency" means an unforeseeable emergency and severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseen emergency will depend upon the facts of each case, but a financial emergency shall not be deemed to exist to the extent that such hardship is or may be relieved:

      (a) Through reimbursement or compensation by insurance or otherwise;





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      (b)    By liquidation of to the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

      (c)    By cessation of Deferral Amounts under this Plan.

      By way of example, the need to send a Participant's child to college or the desire to purchase a home would not be considered an unforeseen emergency.

      Withdrawals of amounts because of an unforeseen emergency shall only be permitted to the extent reasonably needed to satisfy the emergency need. The Committee, in its discretion, shall determine whether an unforeseen emergency has occurred and the amount needed to satisfy the emergency need including any applicable taxes on the distribution.

5.4 DEATH BENEFITS. If a Participant should die with a balance credited to his or her Account, such balance shall be paid to his or her applicable designated Beneficiary or Beneficiaries as provided in Section 10.1. Such payment shall be made within 60 days following the death of the Participant, or the notification to the Committee regarding the death of the Participant.

5.5 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment made under the Plan any federal, state, or local taxes which are required by law to be withheld by the Company with respect to such payment.

                     ARTICLE VI. ACCOUNTS; CREDITED INCOME

6.1 PARTICIPANT ACCOUNTS. The Committee shall maintain, or cause to be maintained, a bookkeeping Account for each Participant for the purpose of accounting for the Participant's beneficial interest under the Plan. The establishment and maintenance of a separate Account for each Participant shall not be construed as giving any person an interest in assets of the Company or a right to payment other than as provided hereunder. Benefits payable hereunder shall constitute an unsecured general obligation of the Company and each Participant shall be a general unsecured creditor with respect thereto.

6.2 CREDITING OF ASSUMED INCOME. Each month during the term of the Plan, the Committee shall credit Accounts with Credited Income at the rate of return equal to the rate paid by the Company for a one year certificate of deposit. Such rate shall be established on a monthly basis by the Committee and will apply to all Deferral Amounts credited to an Account in that calendar month.





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
6.3 NATURE OF ACCOUNT ENTRIES. The establishment and maintenance of Participants' Accounts shall be merely bookkeeping entries and shall not be construed as giving any person an interest in any specific assets of the Company or of any subsidiary or affiliate of the Company, or a secured right to payment, other than as specifically provided herein. Benefits payable pursuant to the Plan shall constitute an unsecured general obligation of the Company until actually paid.

6.4 VESTING. A Participant shall have a fully vested and non-forfeitable beneficial interest in the balance standing to the credit of his or her Account as of any relevant date, subject to the conditions and limitations on the payment of amounts credited to such Account as provided hereunder.

6.5 ACCOUNT STATEMENTS. The Committee shall provide each Participant with a statement of the status of his or her Account, including all amounts then credited thereto. The Committee shall provide such statement annually or at other such intervals as the Committee may determine from time to time, and such statement shall be in such format as determined by the Committee.

                    ARTICLE VII. ADMINISTRATION OF THE PLAN

7.1 ADMINISTRATION. The Plan shall be administered by the committee of individuals who have been appointed by the Board of Directors to serve in such capacity pursuant to the Bank United of Texas FSB Supplemental Executive Savings Plan, unless otherwise determined by the Board of Directors in a duly adopted resolution. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The Committee shall have that authority which is expressly stated in the Plan as vested in the Committee. The Committee shall also have the discretionary authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as it deems to be appropriate in its discretion to carry out the purposes of the Plan.

      The Committee shall also have the sole and absolute control and authority to determine rights and benefits, and all claims, demands, and actions of any Outside Director, Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Committee shall have sole and absolute discretion to construe and construct the Plan and to decide all matters arising under the Plan. Subject to Section 7.2, the Committee's decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant. Any individual serving as a member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself or herself. When making a





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      determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant, Beneficiary or the Company. The Committee may also appoint or engage such agents as it deems to be appropriate, and may delegate any of its powers or duties hereunder to any person or entity as it deems appropriate.

      To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of Participants, their employment, retirement, death and such other pertinent facts as the Committee may require.

7.2 RULES; CLAIMS FOR BENEFITS. The Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary or appropriate. In the event that a Participant or a Beneficiary claims any right hereunder, he or she may submit such information to the Committee as he or she deems to be necessary or appropriate or as the Committee may reasonably require. The Committee and the claimant shall in good faith attempt to resolve the claim in an expeditious and informal manner. If the Committee and the claimant fail to resolve the claim, a written notice of such failure shall be furnished to the claimant.

7.3 FINALITY OF DETERMINATIONS. All determinations of the Committee to any matter arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all interested persons and entities.

7.4 MEDIATION AND ARBITRATION. In the event of any controversy or claim, whether based on contract, tort, statute, or other legal or equitable theory, arising out of or related to this Plan (hereinafter called "dispute"), and if the dispute cannot be resolved between the parties within 30 days (unless otherwise agreed by the parties), the dispute shall be submitted to mediation before a mediator mutually selected by the parties. If the parties are unable to agree upon a mediator, then the mediator shall be appointed by the American Arbitration Association ("AAA"). In any event, the mediation shall take place within thirty (30) days of the date that a party gives the other party written notice of its desire to mediate the dispute.

      If not resolved by mediation, the dispute shall be resolved by arbitration pursuant to this section and in accordance with the then current rules and supervision of the AAA. The arbitration shall be held before a single arbitrator. The arbitrator's decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. In order to prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief for the protection of property rights.


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      Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects of the Agreement shall be interpreted in accordance with, and the arbitrator shall apply and be bound to follow, the substantive laws of the State of Texas. Each party shall bear its own attorney's fees associated with negotiation, mediation, and arbitration, and other costs and expenses shall be borne as provided by the rules of the AAA. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorney's fees which are reasonably incurred by the other party.

      Neither a party, witness, or the arbitrator may disclose the facts of the underlying dispute or the contents or results of any negotiation, mediation, or arbitration hereunder without prior written consent of all parties, unless and then only to the extent required to enforce or challenge the negotiated agreement or the arbitration award, as required by law, or as necessary for financial and tax reports and audits.

      No party may bring a claim or action, regardless of form, arising out of or related to this Plan more than one year after the cause of action accrues, unless the injured party cannot reasonably discover the basic facts supporting the claim within one year.

      The venue for any mediation or arbitration shall be in Harris County, Texas, unless otherwise mutually agreed by the parties. If any part of this section is held to be unenforceable, it shall be severed and shall not affect either the duties to mediate and arbitrate hereunder or any other part of this section.

                             ARTICLE VIII. FUNDING

      All amounts due under the Plan shall be paid in cash from the general assets of the Company. No participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits hereunder. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of unsecured general creditors of the Company.

                   ARTICLE IX. AMENDMENT; TERMINATION; MERGER

9.1 AMENDMENT AND TERMINATION. The Board of Directors may amend, modify, or terminate the Plan at any time, but in no event shall any such amendment, modification, or termination result in a reduction in any Participant's Account or postpone the time of payment hereunder unless the Participant or Beneficiary


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
      who suffers such a reduction or postponement by reason of such proposed amendment, modification, or termination, consents thereto in writing. An Outside Director shall abstain on any matter relating solely to himself or herself. All amendments shall be made by a duly adopted resolution of the Board of Directors, effective as of the date specified therein including a retroactive effective date if applicable.

      In the event of a termination of the Plan, no further deferral elections may be made under the Plan and amounts that are then payable, or which may become payable under the Plan, shall be (a) paid as scheduled in accordance with the provisions of the Plan, or (b) shall be accelerated at the sole discretion of the Board of Directors with the Outside Directors who are Participants abstaining from such vote.

9.2 CHANGE OF CONTROL. In the event of a Change of Control, the Board of Directors, at its option, may terminate the Plan. Upon any such termination, all benefits due under the Plan shall be paid in full within 30 days.

9.3 AUTOMATIC PAYMENT. Notwithstanding any provision herein to the contrary, if it has been finally determined that amounts credited to a Participant's Account are currently includable in the taxable income of the Participant or his or her Beneficiary, such funds shall be immediately distributed to such Participant or Beneficiary upon written request made to the Committee. For purposes of this Section, a final determination shall occur when a decision is determined by the highest court which could otherwise render a decision in this regard (or the Participant or Beneficiary and the Internal Revenue Service have reached a final agreement).

9.4 RECEIPT AND RELEASE. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company or the Committee under the Plan, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability to give a valid receipt and release, the Committee may cause the payment becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Committee or the Company to follow the application of such funds.

                         ARTICLE X. GENERAL PROVISIONS

10.1 BENEFICIARY DESIGNATION. A Participant shall designate a Beneficiary or Beneficiaries who, upon his or her death, are to receive payments that otherwise would have been paid to him or her under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall be effective only if and when delivered to the Committee during the lifetime of the Participant. A Participant may from time to time during his or her lifetime change a designated Beneficiary by filing a new Beneficiary designation form with the Committee. In the event a designated Beneficiary predeceases the Participant, the designation of such Beneficiary shall be void. If a designated Beneficiary dies after the Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be continued to such Beneficiary's estate, unless the Participant had designated on the applicable Beneficiary designation form a contingent Beneficiary. In the event a Participant should fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payments, or if for any reason such designation shall be ineffective, in whole or in part, any payment that otherwise would have been paid to such Participant shall be paid to his or her estate and, in such event, his or her estate shall be his or her Beneficiary with respect to such payments.

10.2 EFFECT ON OTHER PLANS. Deferred Amounts shall not be considered as part of a Participant's taxable compensation at the time of deferral, to the extent permitted under the Code.

10.3 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant or Beneficiary by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner. Notwithstanding the foregoing, upon receipt of a copy of a decree from a court of competent jurisdiction that finally declares a Participant's spouse as having property rights to a portion of the amounts credited to such Participant's Account, the Committee shall segregate such portion from the Participant's Account and pay that portion to or for the benefit of the spouse as directed by the court order.

10.4 COMMUNICATIONS. No communication which relates to the Plan shall be binding on any person or entity until it is received by such person or entity.

10.5 PLAN NOT A SERVICE CONTRACT. The Plan is not a personal service contract. It does not give any Outside Director the right to continue to serve as an Outside Director or in any other capacity for the Company.

10.6 SEVERABILITY. If any provision of the Plan is ruled for any reason to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions hereof and the Plan shall be enforced to the maximum extent permitted; moreover, the invalid, illegal or unenforceable provision may be conformed or severed by the Committee to the extent necessary to create a valid, legal and enforceable provision.

10.7 GENDER, TENSE AND HEADINGS. Whenever the context requires, words of the masculine gender used herein shall include the feminine, and words used in the singular shall include the plural. The words "hereof", "hereunder", "herein," and similar compounds of the word "here", refer to the entire Plan and not to any particular term or provision of the Plan. Headings of Articles and Sections, as used herein, are inserted solely for convenience and reference and shall not affect the meaning, interpretation or scope of the Plan.

10.8 APPLICABLE LAW. The Plan shall be governed and construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles.

      IN WITNESS WHEREOF, this Plan is hereby executed this 10th day of August, 1995 by a duly authorized officer of the Company, to be effective as of August 1, 1995.

ATTEST:                                                            BANK UNITED OF TEXAS FSB:

By: /s/ JOYCE E. ERFURDT                                           By: /s/ BARRY C. BURKHOLDER
   -----------------------                                            -------------------------

Name:   Joyce E. Erfurdt                                           Name:  Barry C. Burkholder
     ----------------------                                             -----------------------
Title: Executive Assistant                                         Title:   President & CEO
      ---------------------                                              ----------------------





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